Exhibit 10.1

ACQUISITION AGREEMENT

This Agreement, is made as of the 18th day of January, 2007, by and among AIMS Worldwide, Inc., a Nevada corporation (“AIMS”); the wholly owned subsidiary of AIMS, AIMS MS1 Corporation, a California corporation (“Subsidiary”); Barbara Overhoff, Inc., a California corporation, dba Bill Main and Associates, (“MAIN”), and Tucker W. Main and Barbara O. Geshekter (collectively herein referred to as the “Shareholders”).

Whereas, the boards of directors of AIMS and MAIN have adopted resolutions declaring advisable the acquisition of MAIN by AIMS on the terms and conditions hereinafter set forth, whereby the outstanding Common Stock of MAIN will be converted into Common Stock of AIMS.

NOW, THEREFORE, the parties to this Agreement (the “Agreement”) agree as follows:

1.  Merger

1.1.  Agreement to Merge.    Subject to the terms and conditions herein set forth, MAIN and Subsidiary agree to effect a merger of Subsidiary with and into MAIN as the Surviving Corporation in accordance with the Agreement and Plan of Merger attached hereto as Schedule B (the “Merger Agreement”).

1.2.  AIMS Common Stock.    AIMS will form the Subsidiary and make the contributions reflected in the Subscription Agreement attached hereto as Schedule C (the “Subscription Agreement), pursuant to which a sufficient number of shares of AIMS Common Stock and cash will be held by the Subsidiary in order to effect the merger pursuant to the Merger Agreement.

 2.  Capital Stock of the Surviving Corporation

2.1.  Conversion of Shares.    The manner of converting the shares of MAIN and Subsidiary into shares of Common Stock of AIMS and into shares of the Surviving Corporation shall be as set forth in Section 2 of the Merger Agreement.

2.2.  Adjustment of Conversion Ratio.    The ratio of conversion of shares of MAIN into shares of AIMS Common Stock set forth in Section 2 of the Merger Agreement (including the Additional Portion defined in Section 2.1 of Appendix A to the Merger Agreement) shall be subject to adjustment in the same manner that the amount of the Additional Portion is subject to adjustment after the Closing Date as provided in Section 11 of Appendix A of the Merger Agreement.

3.  Representations and Warranties of MAIN.    MAIN and the Shareholders, jointly and severally, represent and warrant as follows:

(a)

Organization and Standing of MAIN.  MAIN is a corporation duly organized, validly existing, and in good standing under the laws of the State of California, with full power and authority to own its properties and to carry on the businesses presently conducted by it.  MAIN is duly qualified to do business and is in good standing in every jurisdiction in which the nature of its business or the character and location of its properties makes qualification necessary.  True, accurate, and complete copies of MAIN’s minute and stock books have been provided to AIMS on or before the date hereof.

(b)

Stock of MAIN.  Pursuant to its Articles of Incorporation, as amended, MAIN is authorized to issue 1,000 shares of common stock, par value of $0.001 per share.  One thousand (1,000) shares of MAIN common stock are issued and outstanding, fully paid, and non-assessable (the “Shares”). There are no other authorized or outstanding equity securities of MAIN of any class, kind, or character. There are no outstanding subscriptions, options, warrants, or other agreements or commitments obligating MAIN to issue additional shares of its capital stock of any class, or any securities convertible into any shares of stock of any class.

(c)

Directors and Officers of MAIN.  The names of all directors and officers of MAIN are as follows:

Name

Title

Tucker W. Main

Chairman/CEO

Barbara O. Geshekter

President/COO/Secretary

(d)

Stockholders of MAIN.  The following persons are the sole legal and beneficial owners of all of the issued and outstanding shares of capital stock of MAIN and own the following shares:

Name

Number of Shares

Tucker W. Main

600

Barbara O. Geshekter

400

The Shares are, and will be exchanged on the Closing Date, free and clear of all liens, encumbrances, pledges, and claims of any type whatsoever. The Shareholders have and shall have on the Closing Date the full right to transfer, assign, and deliver the Shares to Subsidiary. Upon the closing of the transactions contemplated herein, the Subsidiary shall own 100 percent of the authorized and issued common stock of MAIN.

(e)

Subsidiaries of MAIN.  MAIN has no subsidiaries.

(f)

Financial Condition of MAIN.  MAIN has delivered to AIMS true and complete copies of MAIN's income tax returns, filed by MAIN for the taxable years ending December 31, 2003, December 31, 2004 and December 31, 2005 (the "Tax Returns"), and audited financial statements for MAIN's fiscal years ending December 31, 2004, and December 31, 2005, which financial statements were prepared in accordance with generally accepted accounting principles applied in a consistent basis throughout the periods involved (the "Financial Statements"). The Tax Returns and Financial Statements fairly present the financial condition of MAIN for the respective periods indicated, and present true and complete statements of the assets and liabilities (whether accrued, absolute, contingent, or otherwise) of MAIN as at the beginning and end of such respective periods. Subsequent to June 30, 2006, MAIN has not engaged in any transaction(s) outside the ordinary course of business, including, without limitation, the declaration and payment of any dividends, or the payment of any bonuses to the Shareholders over and above base annual salaries or in excess of bonus amounts payable under any written bonus arrangement entered into or for the benefit of any employee prior to June 30, 2006.

(g)

Absence of Undisclosed Liabilities of MAIN.  Except as and to the extent reflected or reserved against in the Financial Statements, MAIN has no other liabilities or obligations of any nature, whether absolute, accrued, contingent, or otherwise and whether due or to become due. Neither Shareholders knows or has any reasonable ground to know of any basis for an assertion against MAIN as of the date of this Agreement, of any liability of any nature or in any amount not fully reflected or reserved against in the Financial Statements.

(h)

Absence of Certain Changes to MAIN.  Since the date of the most recent Financial Statements, there has not been any change in the condition (financial or otherwise), assets, liabilities, or business of MAIN as reflected in the Financial Statements of the MAIN dated as of December 31, 2003, other than changes in the ordinary course of business, none of which has been adverse.

(i)

Assets of MAIN.  MAIN has good, marketable, and indefeasible title to all its assets. MAIN's tangible personal property is in good working order and condition, ordinary wear and tear excepted, and is suitable for use in the business of MAIN.

(j)

Obligations of MAIN.  MAIN has in all respects performed all obligations required to be performed by it and is not in default or violation of any agreements, leases, or other documents or orders, writs, or decrees of any court, agency, or other instrumentality, to which it is a party or by which it is bound.

(k)

Litigation.  There is no litigation, proceeding, or investigation pending, or to the knowledge of the Shareholders threatened against MAIN or against the Shareholders, which: (i) might result in any adverse change in MAIN's business, financial condition, or assets; (ii) challenges the Shareholders’ ownership of the Shares; or (iii) challenges the validity of any action taken or to be taken by the Shareholders pursuant to or in connection with any provisions of this Agreement. The Shareholders do not know or have any reasonable ground to know of any basis for any such litigation, proceeding, or investigation. There is no litigation of any type filed against MAIN.

(l)

Governmental Regulation of MAIN.  MAIN has all consents, approvals, licenses, permits, zoning approvals, conditional use permits, utility service agreements, environmental permits, and final certificates of occupancy (the "Permits") of any level of government or any board, agency, department, or official that are necessary for the lawful conduct of its business. MAIN complies in all respects with all applicable federal, state, city, or county laws, ordinances, or regulations applicable to its business, including without limitation all zoning laws, building codes, use regulations, plans of development, and environmental laws, and no expenditures, capital or otherwise, are needed to be in such compliance. There are no judgments or injunctions, pending or threatened, that relate to, limit, or affect MAIN's business. All Permits that MAIN is required to obtain and keep in force for the continued lawful operation of its business will not be suspended, revoked, or otherwise adversely affected by the transactions contemplated by this Agreement. The Shareholders have not received any notice nor do the Shareholders have any knowledge that any of the Permits issued to MAIN have been canceled, withdrawn, or modified or that any such action is contemplated or threatened by any person, entity, governmental body or board, agency, department, or official thereof.

(m)

MAIN Contracts.  Schedule A attached hereto sets forth a true and accurate list of all contracts to which MAIN is a party, whether oral or written (the "Contracts"). All of the Contracts are in full force and effect.

(n)

MAIN Taxes.  MAIN has filed accurately and in correct form all tax returns required by law, and all franchise, Social Security, withholding, real and personal property tax, sales and use tax, and all other returns that are required to be filed. MAIN has paid all taxes required to be paid by it. No audit of any taxing authority (including without limitation, the Internal Revenue Service) is currently being conducted, nor is any such audit pending or threatened with respect to MAIN.

(o)

Corporate Loans.  MAIN does not have any loans or other obligations payable to any of its officers, directors, employees, or stockholders except as set forth in the Financial Statements. None of MAIN's officers, directors, employees, or stockholders has any loans or any other obligations payable to MAIN, except as set forth in the Financial Statements.

(p)

Retirement Plans.  MAIN does not have any employee benefit plans or arrangements under which or to which MAIN has contributed to or for the benefit of its employees since MAIN's incorporation.

(q)

[Reserved]

(r)

Validity.  This Agreement, when executed by each of the Shareholders, by MAIN and by AIMS, shall constitute a legal, valid, and binding obligation of each of the them and shall be enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors' rights in general or by general principles of law or equity.

(s)

Compliance.  The execution and delivery to AIMS of this Agreement and the transactions contemplated hereby will not violate or cause a default or result in the acceleration of any obligations under any license, permit, authorization, grant, contract, note, deed of trust, agreement, lease, covenant, or other document or writ, decree, order, or regulation to which the Shareholders, or either of them, or MAIN, is a party or bound.

(t)

Investment.  Each Shareholder is acquiring the AIMS Restricted Public Stock, for his or her own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same; and, except as contemplated by this Agreement and the Exhibits hereto, neither Shareholder has any present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof.

(u)

Accredited Investor.  Each Shareholder is an "accredited investor" as defined in Rule 501(a) under the Securities Act.

(v)

Experience.  Each Shareholder has carefully reviewed the publicly available information concerning AIMS, has read the AIMS Prospectus and has made detailed inquiry concerning AIMS, its business, management, financial affairs and its personnel; the officers of AIMS have made available to each Shareholder any and all written information which it has requested and have answered to each Shareholder’s satisfaction all inquiries made by either Shareholder; and each Shareholder has sufficient knowledge and experience in finance and business that it is capable of evaluating the risks and merits of its investment in AIMS and is able financially to bear the risks thereof.

(w)

Restricted Securities. Each Shareholder understands that the AIMS Restricted Public Stock has not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of each Shareholder’s representations as expressed herein.  Each Shareholder understands that the AIMS Restricted Public Stock is “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, each Shareholder must hold the shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available.  Each Shareholder acknowledges that AIMS has no obligation to register or qualify the AIMS Restricted Public Stock for resale.  Each Shareholder further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the AIMS Restricted Public Stock, and on requirements relating to AIMS which are outside of either Shareholder’s control, and which AIMS is under no obligation and may not be able to satisfy.

(x)

Legends.  Each Shareholder understands that the AIMS Restricted Public Stock, may bear a legend as set forth below, and as may be required by the securities laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended:

"THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT") NOR HAVE THEY BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE.  NO TRANSFER OF SUCH SECURITIES WILL BE PERMITTED UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER, THE TRANSFER IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR IN THE OPINION OF COUNSEL (WHICH MAY BE COUNSEL FOR MAIN), REGISTRATION UNDER THE ACT IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT AND WITH APPLICABLE STATE SECURITIES LAWS.

(y)

No General Solicitation.  Neither Shareholder, nor any of their respective employees, agents, or shareholders has either directly or indirectly, including through a broker or finder (a) engaged in any general solicitation, or (b) published any advertisement in connection with the offer and sale of the AIMS Restricted Public Stock.

(z)

Disclosure.  No representation or warranty by either Shareholder or MAIN contained in this Agreement and no written statement furnished or to be furnished to AIMS pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading or necessary in order to provide AIMS with proper and accurate information as to the Shares or MAIN's financial condition or assets.

4.  Representations and Warranties of AIMS.  AIMS represents and warrants as follows:

(a)

Organization and Standing.  AIMS is a corporation duly organized and existing and in good standing under the laws of the State of Nevada.

(b)

Authority.  AIMS has full power, in accordance with law, to execute and perform this Agreement, and such execution and performance does not conflict with any charter or bylaw provision of AIMS or with any contract to which AIMS is a party or to which it is subject.

(c)

Purchase for Investment.  AIMS is acquiring the Shares described herein for investment and not with a view to resale or distribution. AIMS covenants not to take any action in connection with the purchase of the Shares described herein that would cause the Shareholders to be in violation of federal or state securities laws.

5.  Representations and Warranties of Subsidiary.

5.1

Subsidiary's Corporate Standing.    Subsidiary is a duly organized and validly existing corporation in good standing under the laws of the State of California with corporate power to own its property and to carry on its business as now conducted; and all of its outstanding shares of capital stock are validly issued and owned by AIMS.

5.2.  Absence of Subsidiary Liabilities.    Prior to the Closing Date, Subsidiary will have engaged only in the transactions contemplated by this Agreement, will have no material liabilities, and will have incurred no obligations except in connection with its performance of the transactions provided for in this Agreement.

6.  Affirmative Covenants of Shareholders.

(a)  General. During the period from the date of this Agreement to the Closing Date, each of the Shareholders shall cause Main to:

(i)  Afford AIMS or its representatives free access during normal business hours to inspect the assets of Main and perform such investigations and tests as AIMS deems necessary and to review MAIN's records, files, books of account, and tax returns. In the event that the merger provided for herein should not be consummated, all information thus obtained shall be treated as confidential and all written material and copies thereof given to, or made by, AIMS or its representatives shall be returned to MAIN;

(ii)  Conduct MAIN's business in the same manner that it has heretofore been conducted, including without limitation paying all of its debts and performing all of its obligations in the normal course of business and maintaining MAIN's books and MAIN's relationship with its employees, customers, and other persons or entities.

(b)  Taxes.

The following provisions shall govern the allocation of responsibility as between MAIN, on the one hand, and the Shareholders, on the other, for certain tax matters following the Closing Date:

(i)  The Shareholders shall prepare or cause to be prepared and file or cause to be filed, within the time and in the manner provided by law, all Tax Returns of MAIN for all periods ending on or before the Closing Date that are due after the Closing Date.  The Shareholders shall pay to MAIN on or before the due date of such Tax Returns the amount of all Taxes shown as due on such Tax Returns to the extent that such Taxes are not reflected in the current liability accruals for Taxes (excluding reserves for deferred Taxes) shown on MAIN's books and records as of the Closing Date.  Such Tax Returns shall be prepared and filed in accordance with applicable law and in a manner consistent with past practices and shall be subject to review and approval by AIMS.  To the extent reasonably requested by the Shareholders or required by law, AIMS and MAIN shall participate in the filing of any Tax Returns filed pursuant to this paragraph.  The Shareholders agree that their obligation to file Tax Returns pursuant to this Section 6(b) shall include the obligation to file "short year" local, state and federal income Tax Returns for the period beginning January 1, 2006 and ending on the Effective Date as a result of the fact that following closing MAIN (i) will become a member of AIMS's consolidated reporting group for Tax purposes and (ii) will no longer file income Tax Returns as a separate and distinct entity.

(ii)  Except as set forth in Section 6(b)(i) above with respect to income Tax Returns for MAIN for 2006, MAIN shall prepare or cause to be prepared and file or cause to be filed any Tax Returns for Tax periods which begin before the Effective Date and end after the Effective Date.

(c)

AIMS and MAIN on one hand and the Shareholders on the other hand shall (i) cooperate fully, as reasonably requested, in connection with the preparation and filing of Tax Returns pursuant to Section 6(b) and any audit, litigation or other proceeding with respect to Taxes; (ii) make available to the other, as reasonably requested, all information, records or documents with respect to Tax matters pertinent to MAIN for all periods ending prior to or including the Closing Date; and (ii) preserve information, records or documents relating to Tax matters pertinent to MAIN that are in their possession or under their control until the expiration of any applicable statute of limitations or extensions thereof.

(d)

The Shareholders shall timely pay all transfer, documentary, sales, use, stamp, registration and other Taxes and fees arising from or relating to the transactions contemplated by this Agreement, and the Shareholders shall, at their own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration, and other Taxes and fees.  If required by applicable law, AIMS and MAIN will join in the execution of any such Tax Returns and other documentation.

(e)

Audit of Financial Statements.  Shareholders will cause MAIN to engage a mutually agreed upon Certified Public Accountant to provide an independent audit of financial statements for fiscal years ending 2004 and 2005.

7.

Negative Covenants of Shareholders.  During the period from the date of this Agreement to the Closing Date, each of the Shareholders shall not permit or suffer MAIN to do any of the following, unless AIMS shall have given its consent in writing thereto:

(a)

Issue, authorize the issuance of, or sell or grant any option or right to purchase any of its stock, bonds, or other corporate securities;

(b)

Enter into any transaction, agreement, investment, guaranty, or other venture or extend, renew, or terminate any existing agreement, beyond the usual and ordinary course of business of MAIN;

(c)

Incur any obligation or liability, absolute or contingent, other than current liabilities incurred in the ordinary and usual course of business of MAIN;

(d)

Make or declare any dividends or distributions to any stockholders of MAIN;

(e)

Enter into any written or oral employment contract with any employee of MAIN; or

(f)

Change, amend, or modify MAIN's Articles of Incorporation or Bylaws.

8.

Conditions to Obligations of AIMS.  The obligations of AIMS to complete the transactions provided for herein shall be subject, at its election, to the following conditions:

(a)

Representations and Warranties True.    The representations and warranties of the Shareholders and MAIN contained herein shall be true at and as of the Effective Date of the Merger with the same effect as though made at and as of such date; MAIN shall have performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by it prior to the Effective Date of the Merger; and MAIN shall have delivered to AIMS and Subsidiary a certificate, dated the Effective Date of the Merger and signed by MAIN’s president and its treasurer, to both such effects.

(b)

Absence of Litigation.    There shall be no actual or threatened litigation to restrain or invalidate the merger or any other transaction contemplated in this Agreement, the defense of which would, in the judgment of the board of directors of AIMS, made in good faith and based on the advice of counsel, involve expense or lapse of time that would be materially adverse to the interests of AIMS.

(c)

Requisite Approvals.    The requisite approvals of this Agreement and the transactions contemplated herein shall have been given by the boards of directors and stockholders of AIMS, Subsidiary, and MAIN.

(d)

Financing.    AIMS shall have obtained financing for the Transaction on terms satisfactory to AIMS, in its sole discretion, which financing must be actively and diligently pursued by AIMS.

(e)

Agreements.    The Shareholders shall have performed all agreements required to be performed hereunder by either of them on or before the Closing Date.

(f)  Governmental Permits.    All governmental authorizations and permits necessary for the consummation of the merger shall have been secured, including, without limitation, the qualification under applicable blue-sky laws of the AIMS common stock to be issued in connection with the merger.

9.

Conditions to Obligations of Shareholders and MAIN.  The obligations of the Shareholders and MAIN to complete the transactions provided for herein shall be subject to the following conditions:

 (a)

Representations and Warranties True.    The representations and warranties of AIMS contained herein shall be true at and as of the Effective Date of the Merger with the same effect as though made at and as of such date; AIMS shall have performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by it prior to the Effective Date of the Merger; and AIMS shall have delivered to MAIN a certificate, dated the Effective Date of the Merger and signed by AIMS’ president and its treasurer, to both such effects.

(b)

Absence of Litigation.    There shall be no actual or threatened litigation to restrain or invalidate the merger or any other transaction contemplated in this Agreement, the defense of which would, in the judgment of the board of directors of MAIN, made in good faith and based on the advice of counsel, involve expense or lapse of time that would be materially adverse to the interests of MAIN.

(c)

Requisite Approvals.    The requisite approvals of this Agreement and the transactions contemplated herein shall have been given by the boards of directors and stockholders of AIMS, Subsidiary, and MAIN.

(d)

Subsidiary Payment.    Subsidiary shall have delivered to the Shareholders on the Closing Date cash or a certified check in the amount of One hundred and seventy-five thousand dollars ($175,000).

(e)  Governmental Permits.    All governmental authorizations and permits necessary for the consummation of the merger shall have been secured, including, without limitation, the qualification under applicable blue-sky laws of the AIMS common stock to be issued in connection with the merger.

10.

Covenant Not To Compete.  Each Shareholder covenants and agrees as follows:

(a)

Restricted Period.  For purposes of this Agreement, the term “Restricted Period” shall mean for each of the Shareholders the period during which such Shareholder is employed by the AIMS, plus one year after such employment ends for any reason.

(b)

Non-Compete.  During the Restricted Period, the Shareholders shall not, together or individually, without the prior written consent of AIMS, directly or indirectly engage in, or be interested in, any corporation, firm, or other enterprise that is engaged in the professional services of market research, marketing strategy, marketing planning, marketing price engineering, marketing based business growth and development, marketing seminars, conferences, workshops, publishing, public speaking, and related consulting services in any geographic area worldwide, outside of their employment duties for AIMS.  It is understood that AIMS’s business and activities, whether currently existing, anticipated or otherwise intended to be acquired through acquisition or merger of or with other companies, is or is intended to be international in scope and that AIMS intends to engage in its business and business activities worldwide.  The Shareholders shall be deemed to be directly or indirectly interested in a corporation, firm, or other enterprise if they are involved in such enterprise as an owner, principal, agent, employee, partner, consultant, investor, stockholder, trustee, creditor, director, or officer in a role that would compete with MAIN. The covenants contained herein shall not preclude the Shareholders from becoming the holder of any stock or other ownership interest of a publicly-traded company provided they do not separately or in the aggregate directly or indirectly through a related party or affiliate acquire an ownership interest in excess of one percent (1%) of such company.

(c)

Non-Circumvention.  During the Restricted Period, the Shareholders shall not, directly or indirectly,

(i) call upon or contact any employee or other agent of MAIN for the purpose of employing, contracting with, or seeking to employ or contract with such employee or other agent, or inducing such employee or other agent to discontinue employment or service with MAIN;

(ii) call upon or contact any client of MAIN, or any client of MAIN within the prior year, or any new client prospect on a list maintained by MAIN, for the purpose of contracting with or providing service to the client outside the business of MAIN;

(iii) enter into any contract or provide any service to any client of MAIN, or any client of MAIN within the prior year, or any new client prospect on a list maintained by MAIN, outside the business of MAIN.

(d)

Post Employment Activities.   Notwithstanding the foregoing, upon the ending of employment of either Shareholder of MAIN, such Shareholder shall immediately be free to engage in the professional services of marketing seminars, conferences, workshops, publishing, public speaking, and related consulting services, in any geographic area.

(e)

Reasonableness of Restrictions.  The Shareholders agree that all restrictions contained in this Section 10 are reasonable under the circumstances and that this restrictive covenant will not materially prevent either of them from earning a livelihood.

(f)

Remedies.  A remedy at law for any breach or threatened breach of this Section will be inadequate by its nature. If any Shareholder violates or threatens to violate any of the provisions of this Section, AIMS shall be entitled to injunctive relief against such Shareholder to enforce the provisions of this Section as well as any other remedies available at law or in equity and in addition to such other remedies such Shareholder shall pay liquidated damages of $10,000 to AIMS for each such violation.

(g)

Judicial Modification.  The geographical area, activity, and time period restrictions imposed upon each Shareholder are fair and reasonably required for the protection of AIMS. However, if a court of competent jurisdiction shall refuse to enforce all of the separate covenants of this Section, then such unenforceable covenants shall be separated from the provisions hereof to the extent necessary to permit the remaining covenants to be enforced. In the event a court of competent jurisdiction determines that the geographical area, activity, or time period restrictions exceed whatever standards that the court deems enforceable, then such restrictions shall be reformed by such court and be applicable for such lesser geographical area, activity, or time period, as the case may be. The parties agree to be bound by such judicial modification with the same force and effect as if such modification were contained in this Section in the first instance.

11.

Indemnification.

(a)

Shareholders, jointly and severally, agree to and do hereby indemnify and hold harmless AIMS, with respect to any claims, losses, obligations, liabilities, costs and expenses, including reasonable attorney fees, incurred or accrued by reason of (i) any material misrepresentations or omissions by MAIN or either Shareholder, or any of them, (ii) any patent, copyright or trademark infringement by the Shareholders or MAIN, whether actual or asserted, with respect to any of the intellectual property owned by MAIN as of the Effective Date or (iii) provided there is a closing hereunder, any breach of any warranty, covenant, term, or condition by MAIN, either Shareholder, or any of them, contained in this Agreement or any instrument executed pursuant to this Agreement.

(b)

AIMS agrees to and does hereby indemnify and hold harmless the Shareholders, with respect to any claims, losses, obligations, liabilities, costs and expenses, including reasonable attorney fees, incurred or accrued by reason of (i) any material misrepresentations or omissions by AIMS, or (ii) provided there is a closing hereunder, any breach of any warranty, covenant, term or condition by AIMS contained in this Agreement or any instrument executed pursuant to this Agreement.

12.

Survival of Representations and Warranties.  All of the respective representations, warranties, covenants, agreements, and indemnifications of Shareholders and each of them contained herein shall survive the Closing Date.

13.

Closing.

(a)

Within seven calendar days after obtaining the requisite shareholder approvals and the requisite approval and authorization of all governmental authorities, a meeting (the “Closing”) shall take place at the principal office of AIMS, 10400 Eaton Place, Fairfax, Virginia, at which the parties to this Agreement will exchange certificates, resolutions, and other documents in order to determine whether any condition exists that would permit any of the parties to this Agreement to terminate this Agreement. If no such condition then exists, or if no party elects to exercise any right it may have to terminate this Agreement, the parties shall certify, execute, and acknowledge the Merger Agreement to comply with applicable filing and recording requirements. The date of such certification, execution, and acknowledgment shall be the Closing Date.

(b)

Effective Date.    On the Closing Date, an executed counterpart of the Merger Agreement shall be filed with the Secretary of State of the State of California and the merger shall become effective upon the completion of such filing. The date of completion of such filing shall be the Effective Date.

14.

Termination.  This Agreement may be terminated or canceled, with the attendant release of all liabilities or obligations hereunder between the parties, except the indemnification provided for in Section 11 above:

(a)

By mutual agreement of the parties at any time before the Closing Date; or

(b)

By AIMS upon written notice to Shareholders, if (i) any of the representations and warranties of Shareholders, MAIN or any of them contained herein shall prove to be inaccurate in any respect; (ii) any obligation to be performed by Shareholders, by MAIN, or any of them hereunder has not been performed during the period or at or before the time specified herein for such performance; or (iii) any condition to the obligation of AIMS to complete the transaction provided for herein shall not have been satisfied or complied with by the Closing Date; or

(c)

By Shareholders upon written notice to AIMS, if (i) any of the representations and warranties of AIMS contained herein shall prove to be inaccurate in any respect; (ii) any obligation to be performed by AIMS hereunder has not been performed during the period or at or before the time specified herein for such performance; or (iii) any condition to the obligation of Shareholders to complete the transaction provided for herein shall not have been satisfied or complied with by the Closing Date; or

(d)

By any party upon written notice to the other if the closing has not occurred by March 1st, 2007.

15.

Expenses.  Shareholders shall pay their own expenses and costs including two year audit fees and, without limitation, their respective separate counsel fees in connection with this Agreement and the transactions contemplated hereby. AIMS shall pay its expenses and costs including, without limitation, its separate counsel fees in connection with this Agreement and the transactions contemplated hereby.

16.

Assignment.  This Agreement may not be assigned by any party without the written consent of the remaining parties, such consent not to be unreasonably withheld.

17.

Additional Documents.  MAIN and each Shareholder, jointly and severally, at any time and from time to time after the Closing Date, upon request of AIMS, will do, execute, acknowledge, and deliver all such further acts, deeds, assignments, transfers, conveyances, powers of attorney, and assurances as may be required to convey, transfer to, and vest in Subsidiary and protect Subsidiary’s right, title, interest in, and enjoyment of, the Shares and MAIN's assets and business.

18.

Effect of Agreement.  This Agreement sets forth the entire understanding of the parties and supersedes any and all prior agreements, arrangements, and understandings relating to the subject matter hereof. No representation, promise, inducement, or statement of intention has been made by any of the parties that is not embodied in this Agreement, and none of the parties shall be bound by, or be liable for, any alleged representation, promise, inducement, or statement of intention not embodied herein. This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, legal representatives, successors, and assigns. The section headings in this Agreement are for convenience of reference only and do not in any way modify, interpret, or construe the intentions of the parties. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument. When the context in which words are used in this Agreement indicates that such is the intent, words in the singular number shall include the plural and vice-versa, and words in a specific gender shall include all other genders.

19.

Governing Law.  This Agreement was made under the laws of the State of Nevada, and for all purposes shall be construed and enforced in accordance with the substantive laws of Nevada.

20.

Notices.  Any notice, report, demand, waiver, or consent required or permitted hereunder shall be in writing and shall be given by prepaid certified mail, return receipt requested, addressed as follows:

(a)

If to MAIN/Shareholders:

Tucker W. Main

2220 St. George Lane, Suite 1

Chico, CA 95926

Barbara O. Geshekter

2220 St. George Lane, Suite 1

Chico, CA 95926

with a copy to:

MAIN/Shareholders’ Legal Counsel

John Patrick Roddy

1984 Bean Creek Road

Scotts Valley, CA  95066

(b)

If to AIMS:

Gerald Garcia, President

AIMS Worldwide, Inc.

10400 Eaton Place

Fairfax, Virginia 22030

With a copy to:

Peter Ferrara

1232 Pine Hill Rd.

McLean, VA 22101

The date of any such notice and of mailing thereof shall be deemed to be the day of delivery. The address of any party may be changed for the purposes of notice by giving notice as provided above.

21.

Amendments.  This Agreement cannot be changed or terminated orally, and no waiver of compliance with any provisions or condition hereof and no consent provided for herein shall be effective unless evidenced by an instrument in writing duly executed by the parties sought to be charged with such waiver or consent.

[Signatures appear on the following page.]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

AIMS:

AIMS Worldwide, Inc., a Nevada corporation

By: _________________________

Gerald Garcia, President

MAIN:

Barbara Overhoff, Inc., a California corporation, dba Bill Main and Associates.

By: _________________________

Barbara O. Geshekter, President

SHAREHOLDERS:

_____________________________

Tucker W. Main

_____________________________

Barbara O. Geshekter

SCHEDULE A

CONTRACTS

Clients
Andiamo Italia	signed 6/14/06	$20,000 (balance)
Bella Luna	hourly
Eureka House, Inc.	hourly
FSA/Boise	pending	$15,000
FSA/Western Washington	pending	$12,000
Grilla Bites	pending	$28,500
Loop Restaurant Group, Inc.	pending	$175,000
SYSCO San Diego	pending	$13,000
SYSCO Ventura	signed 9/7/06	$10,500

Vendors
Cingular (cell phone)	signed 8/30/06	2-year extension of current
AT&T Long Distance	signed 4/28/06	1-year contract
AT&T Internet	6/7/06 agreement	1-year contract

SCHEDULE B

Agreement and Plan of Merger

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger, dated as of the 18th day of January, 2007, pursuant to Chapter 11 of the General Corporation Law of the State of California, by and between AIMS MS1 Corporation, a California corporation (“Subsidiary”), and Barbara Overhoff, Inc., a California corporation, dba Bill Main and Associates, Inc.,(“MAIN”), (the two parties being sometimes collectively referred to as the “Constituent Corporations”).

Whereas, Subsidiary is a corporation duly organized and existing under the laws of the State of California, with authorized capital stock of 1,000 shares of Common Stock, without par value, all of which immediately prior to the Effective Date, as defined in Section 1.7 hereof, will be issued and outstanding and held by AIMS Worldwide, Inc., a Nevada corporation (“AIMS”);

Whereas, MAIN is a corporation duly organized and existing under the laws of the State of California, with authorized capital stock of 1,000 shares of Common Stock, without par value, of which 1,000 shares are issued and outstanding; and

Whereas, the boards of directors of MAIN and Subsidiary have adopted resolutions declaring advisable the proposed merger (the “Merger”) of Subsidiary with and into MAIN upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, the Constituent Corporations agree to effect the merger provided for in this Agreement and Plan of Merger (the “Merger Agreement”) on the terms and conditions set forth herein.

SECTION 1.  General

1.1.  The Merger.    On the Effective Date, Subsidiary shall be merged into MAIN, which shall be the Surviving Corporation and whose name shall continue to be Bill Main and Associates, Inc.

1.2.  Capitalization.    The number of authorized shares of the capital stock of the Surviving Corporation shall be 1,000 shares of Common Stock, without a par value.

1.3.  Certificate of Incorporation and Bylaws.    On the Effective Date, the Certificate of Incorporation of MAIN, as in effect immediately prior to the Effective Date, shall automatically be amended to the extent provided in Section 1.2 and until further amended shall be and remain the Certificate of Incorporation of the Surviving Corporation. At the Effective Date, the Bylaws of MAIN shall be and remain the Bylaws of the Surviving Corporation until altered, amended, or repealed.

1.4.  Directors and Officers.    On the Effective Date, the directors of the Surviving Corporation shall be the persons elected by the stockholder of the Surviving Corporation on such date, and they shall hold office until their successors have been elected and have qualified in accordance with law and the Bylaws of the Surviving Corporation.  The officers of MAIN on the Effective Date shall be the officers of the Surviving Corporation, and they shall hold office until the first meeting of the board of directors of the Surviving Corporation.

1.5.  Property and Liabilities of Constituent Corporations.    On the Effective Date, the separate existence of Subsidiary shall cease and Subsidiary shall be merged into the Surviving Corporation. The Surviving Corporation shall, from and after the Effective Date, possess all the rights, privileges, powers, and franchises of whatsoever nature and description, as well of a public as of a private nature, and be subject to all the restrictions, disabilities, and duties of each of the Constituent Corporations; all rights, privileges, powers, and franchises of each of the Constituent Corporations, and all property, real, personal, and mixed, and debts due to either of the Constituent Corporations on whatever account as well for stock subscriptions as all other things in action or belonging to each of the Constituent Corporations shall be vested in the Surviving Corporation; and all property, rights, privileges, powers, and franchises, and all and every other interest shall be thereafter as effectually the property of the surviving Corporation as they were of the several and respective Constituent Corporations, and the title to any real estate vested by deed or otherwise in any of the Constituent Corporations shall not revert or be in any way impaired by reason of such merger.  All rights of creditors and all liens upon the property of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities, and duties of the Constituent Corporations shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts, liabilities, and duties had been incurred or contracted by it.  Any claim existing or action or proceeding, whether civil, criminal, or administrative, pending by or against either Constituent Corporation, may be prosecuted to judgment or decree as if such merger had not taken place, or the Surviving Corporation may be substituted in such action or proceeding.

1.6.  Further Assurances.    Subsidiary agrees that at any time, or from time to time, as and when requested by the Surviving Corporation, or by its successors and assigns, it will execute and deliver, or cause to be executed and delivered in its name by its last acting officers, or by the corresponding officers of the Surviving Corporation, all such conveyances, assignments, transfers, deeds, or other instruments, and will take or cause to be taken such further or other action as the Surviving Corporation, its successors or assigns may deem necessary or desirable in order to evidence the transfer, vesting, or devolution of any property, right, privilege, or franchise or to vest or perfect in or confirm to the Surviving Corporation, its successors and assigns, title to and possession of all the property, rights, privileges, powers, immunities, franchises, and interests referred to in this Section 1 and otherwise to carry out the intent and purposes hereof.

1.7.  Effective Date.    This Merger Agreement shall become effective at the close of business on the day on which the filing of an executed counterpart of this Agreement with the office of the Secretary of State of California is completed (the “Effective Date”).

SECTION 2.  Capital Stock of the Surviving Corporation

2.1.  Stock of Subsidiary.    Each share of capital stock of Subsidiary issued and outstanding immediately prior to the Effective Date shall thereupon be converted into and become one share of Common Stock of the Surviving Corporation. Each share of such Common Stock issued pursuant to this section shall be fully paid and nonassessable.

2.2.  Stock of MAIN.    Each share of Common Stock of MAIN issued and outstanding immediately prior to the Effective Date (excluding shares held by MAIN as treasury stock, which shares shall be canceled and extinguished on the Effective Date) shall upon the Effective Date, by virtue of the merger and without any action on the part of the holder thereof, be exchanged for and converted into (1) 750 shares of fully paid and nonassessable common stock of AIMS, with a par value of $.001 (“AIMS Common Stock”) and (2) $175.00 in cash, and (3) one hundred thirty-five Units of Contingent Interest (“Unit”) evidenced by three Certificates, one each for FYE 2007, 2008 and 2009, in the form set out in Appendix A hereto, with respect to an Additional Portion of a share of AIMS Common Stock as described therein. The Common Stock of MAIN so exchanged and converted is herein sometimes referred to as “Converted MAIN Stock.”

2.3.  Exchange of Stock Certificates.    As promptly as practicable after the Effective Date, each holder of an outstanding certificate or certificates theretofore representing shares of Converted MAIN Stock shall surrender the same to an agent or agents designated by the Surviving Corporation, and shall thereupon be entitled to receive in exchange therefore certificates representing the number of shares of AIMS Common Stock, cash and the number of Units into which the shares of Converted MAIN Stock represented by the certificate or certificates so surrendered shall have been exchanged and converted pursuant to Section 2.2. Dividends payable after the Effective Date to holders of record in respect of shares of AIMS Common Stock into which certificates for shares of Converted MAIN Stock and certificates for Units shall be exchangeable, shall not be paid to holders of such certificates until their certificates are surrendered for exchange as aforesaid.

2.4.  Fractional Shares.    No fractional shares of AIMS Common Stock and no scrip or certificates therefore will be issued in connection with the merger, and no holder of fractional shares will be entitled to voting, dividend, or any other rights as a stockholder with respect to such fractional interest.

SECTION 3.  Miscellaneous

3.1.  Counterparts.    This Merger Agreement may be executed in any number of counterparts or may be, where the same are not required, certified or otherwise delivered without the testimonial clause and signature; each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one Merger Agreement.

3.2.  Acquisition Agreement.    The obligations of MAIN and Subsidiary to effect the merger shall be subject to all of the terms and conditions of the Acquisition Agreement.

3.3.  The Subsidiary company agrees to from time to time, as and when requested by MAIN, execute and deliver all such documents and instruments and take all such action necessary or desirable to evidence or carry out this merger.

3.4.  The effect of the merger and the effective date of the merger are as prescribed by law.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

AIMS:

AIMS MS1 Corporation., a California corporation

By: _________________________

Gerald Garcia, President

By: _________________________

Patrick Summers, Secretary

MAIN:

Barbara Overhoff, Inc., dba Bill Main and Associates, Inc., a California corporation

By: _________________________

      Barbara O. Geshekter, President, Secretary

Appendix A

Certificate of Contingent Interest

[Face of Certificate]

THIS CERTIFICATE DOES NOT REPRESENT A RIGHT TO ANY FIXED AMOUNT OF COMMON STOCK, WITH PAR VALUE, OF AIMS Worldwide, Inc.

READ THIS CERTIFICATE CAREFULLY

This Certificate Is VOID Five Years After the Date Hereof.

Not Transferable or Assignable Except As Herein Provided.

     [No.]                             [Units of Contingent Interest]

CERTIFICATE OF CONTINGENT INTEREST

issued pursuant to Agreement and Plan of Merger dated as of January 18th, 2007, between

BARBARA OVERHOFF, INC., dba Bill Main and Associates, Inc., and AIMS MS1 CORPORATION.

This is to Certify that [name] is the registered holder of [number] Units of Contingent Interest with respect to shares of Common Stock, with a par value of $.001, of AIMS Worldwide, Inc., a Nevada corporation (“AIMS Common Stock”), subject to adjustment as hereinafter provided, reserved pursuant to the provisions of the Agreement referred to above. Each Unit of Contingent Interest represents the right to receive the number of shares of AIMS Common Stock, if any, that may be distributable upon the terms and subject to the conditions hereinafter set forth.

Bill Main and Associates, Inc.

[Dated]

By:[Signature]
President

(Corporate Seal)

[Reverse of Certificate]

This Certificate is one of the Contingent Interest Certificates for an aggregate of number Units of Contingent Interest issued pursuant to the Agreement and Plan of Merger (the “Merger Agreement”) dated as of January 18th, 2007, between AIMS MS1 Corporation, (“Subsidiary”) and BARBARA OVERHOFF, INC., dba Bill Main and Associates, Inc., (the “Company”), pursuant to which Subsidiary was merged with and into the Company. The terms and conditions upon which the registered holder of this Certificate may become entitled to shares of Common Stock, with a par value of $.001, of AIMS Worldwide, Inc. (“AIMS Common Stock”) are set forth below, it being understood that in certain circumstances no shares of AIMS Common Stock will be distributable in respect of this Certificate.

SECTION 1.  Rights to AIMS Common Stock    The Company shall deliver to the registered holder hereof and to all other holders of Certificates of like tenor issued pursuant to the Merger Agreement fully paid and nonassessable shares of AIMS Common Stock at the times and in the aggregate amounts hereinafter specified.

SECTION 2.  Definitions    As used herein, the following terms shall have the following meanings:

2.1.  Additional Portion.     Shares of AIMS Common Stock issued in accordance with Section 2.3 up to a maximum of 135,000.

2.2.  Computation Date.    Within 15 days after completion of the audit for each respective fiscal year of the Company.

2.3.  Issuance Schedule and Requirements.    Up to 135,000 shares of AIMS Common Stock shall be issued as a transaction performance incentive as follows:

(i)  If the Company’s net revenues1 exceed four hundred and fifty thousand dollars (USD) $450,000 and EBITDA2 of fifty thousand dollars (USD) $50,000 for fiscal year 2007, then forty-five thousand shares of AIMS Common Stock shall be issued to the holders of Contingent Certificates pro rata;

(ii)  If the Company’s net revenues exceed four hundred and fifty thousand dollars (USD) $450,000 and EBITDA of fifty thousand dollars (USD) $50,000 for fiscal year 2008, then forty-five thousand shares of AIMS Common Stock shall be shall be issued to the holders of Contingent Certificates pro rata;

(iii)  if the Company’s net revenues exceed four hundred and fifty thousand dollars (USD) $450,000 and EBITDA of fifty thousand dollars (USD) $50,000 for fiscal year 2009, then forty-five thousand shares of AIMS Common Stock shall be shall be issued to the holders of Contingent Certificates pro rata.

1 Net revenues are defined as revenues less cost of goods sold.

2 EBITDA is defined as Earnings Before Interest, Taxes, Depreciation and Amortization.

SECTION 3.  Shares to Be Issued

3.1.  Computation of Number of Shares.    This Certificate entitles the registered holder hereof to receive, subject to Section 3.2, shares of AIMS Common Stock in an amount equal to:

1. The Additional Portion multiplied by the number of Units of Contingent Interest represented by this Certificate (e.g. 3 certificates for Tucker Main in the amount of 27,000 Units each, and 3 certificates for Barbara Geshekter in the amount of 18,000 Units each).

3.2.  Maximum Number of Shares.    The maximum number of shares of AIMS Common Stock to be issued pursuant to this Certificate and all other Certificates of like tenor shall be 135,000 (or such larger or smaller number as may result from the adjustments provided for in Section 11), and the number of shares as computed under Section 3.1 of this Certificate and all other Certificates of like tenor shall be reduced pro rata if and to the extent necessary to conform to this limit.

SECTION 4.  Notification and Settlement of Disputes    Within ten days following each Computation Date, the Company shall notify each holder of record of Certificates of the number of shares of AIMS Common Stock, if any, for which his or her Certificate may be exchanged, accompanied by instructions as to the manner of accomplishing such exchange.  If the holders of Certificates representing 20 percent (20%) or more of the Units of Contingent Interest outstanding shall object to a reduction in the Additional Portion proposed by such notice by sending a written protest with reasons therefore to the Company by registered mail within fifteen days from the date of the notice, the Company shall cause the matter to be settled by arbitration as provided below; otherwise, the determination of the Company as set forth in the notice shall be final and binding. Any dispute to be settled by arbitration shall be determined by a firm of certified public accountants designated by the American Arbitration Association as arbiter, whose decision shall be final and binding.

SECTION 5.  Exchange    As promptly as practicable after the Computation Date, upon surrender of the respective Certificate to the Company, or to an agent designated by it, the Company shall issue to the holder the number of shares of AIMS Common Stock represented by such Certificate.

SECTION 6.  Dividends    No dividends shall be payable with respect to the AIMS Common Stock represented by any Certificate until a record date has occurred thirty days after the Computation Date. Any dividends payable with respect to the AIMS Common Stock represented by a Certificate shall be paid, upon surrender of such Certificate for exchange, to the person entitled at such time to receive the shares of AIMS Common Stock represented hereby.

SECTION 7.  Fractional Shares    No fractional shares of AIMS Common Stock, and no scrip or certificates therefore, will be issued in exchange for this Certificate.

SECTION 8.  Commitment of AIMS  The Company represents and warrants that AIMS has entered into a binding agreement with the Company to supply the Company with a sufficient number of shares of AIMS Common Stock to meet the commitments of the Company under this Certificate and all other Certificates of Contingent Interest of like tenor.

SECTION 9.  Replacement of Certificates    Upon receipt of evidence satisfactory to the Company or its agent of the loss, theft, destruction, or mutilation of any Certificate and upon receipt of indemnity reasonably satisfactory to the Company or its agent, the Company shall deliver a new Certificate for the number of Units of Contingent Interest represented by the Certificate so lost, stolen, destroyed, or mutilated.

SECTION 10.  Holder Not Shareholder    This Certificate does not entitle the holder thereof to any rights as a shareholder of AIMS or the Company.

SECTION 11.  Adjustment of Additional Portion

11.1.  Stock Dividends, and So Forth.    In case AIMS shall (1) pay a dividend in shares of its capital stock; (2) subdivide outstanding shares of AIMS Common Stock; (3) combine outstanding shares of AIMS Common Stock into a smaller number of shares; or (4) issue by reclassification of shares of AIMS Common Stock any shares of AIMS, the Additional Portion shall be adjusted so that the holder of each Certificate shall be entitled to receive the number of shares of AIMS that he would have been entitled to receive after the happening of any of the foregoing events, had the Computation Date occurred at a date preceding the happening of such event. An adjustment made pursuant to this Section 11.1 shall become effective retroactively immediately after the record date in the case of a dividend and shall become effective immediately after the effective date in the case of a subdivision, combination, or reclassification. No adjustment in the Additional Portion shall be required unless such adjustment would require an increase or decrease of at least 1/100 of a share. All calculations under this Section 11.1 shall be made to the nearest cent or to the nearest 1/100 of a share, as the case may be.

11.2.  Warrants, and So Forth.    No adjustment of the Additional Portion shall be made as a result of (1) the issuance to holders of AIMS Common Stock of rights or warrants to subscribe for or purchase securities of AIMS, or (2) the issuance of AIMS Common Stock pursuant to stock purchase options now or hereafter granted to officers or employees of AIMS or its subsidiaries in connection with their employment.

11.3.  Merger, and So Forth.    In case of (1) any consolidation or merger of AIMS with or into another corporation or (2) any sale, transfer, or other disposition of all or substantially all of the property, assets, or business of AIMS as a result of which property other than cash shall be payable or distributable to the holders of AIMS Common Stock, the Additional Portion shall thereafter represent the number and class of shares or other securities or property of AIMS, or of the corporation resulting from such consolidation or merger or to which such sale, transfer, or other disposition shall have been made for or into which the Additional Portion would have been exchanged or converted upon such event if outstanding at the time thereof. The terms of any such consolidation, merger, sale, transfer, or other disposition shall include appropriate provisions to protect and preserve the Additional Portion in accordance with the provisions of this Section 11.3. The provisions of this Section 11.3 shall similarly apply to successive consolidations, mergers, sales, transfers, or other dispositions as aforesaid.

11.4.  Notice.    Whenever the Additional Portion shall be adjusted as provided in this Section 11, the Company shall promptly mail to the holder of this Certificate, at the address then appearing on the record books of the Company, a statement setting forth the adjustment and the facts giving rise thereto. If the holders of Certificates representing 20 percent or more of the Units of Contingent Interest shall object within fifteen days from the date of the notice to the adjustment so proposed, the question shall be referred to an arbitrator for determination as provided in Section 4 hereof; otherwise, the determination of the Company as set forth in the notice shall be final and binding.

SECTION 12.  Other Issuer    Notwithstanding any of the foregoing provisions of this Certificate, if any of the transactions referred to in Section 11.3 should cause the shares or securities represented by the Additional Portion to be those of an issuer other than AIMS, the Computation Date shall be a date that is thirty days prior to the record date for determining the shareholders of AIMS entitled to notice of the meeting of shareholders at which such transaction is to be submitted for a vote; and on the business day immediately preceding such record date, AIMS shall issue, or notify its transfer agent to issue, the number of shares of AIMS Common Stock issuable to the holder hereof pursuant to Section 3 hereof. The holder hereof shall be entitled to all the rights of a shareholder of AIMS pertaining to such shares, as of the date of such issuance.

SECTION 13.  Transfer of Certificates    This Certificate is not transferable or assignable except by will or the laws of descent and distribution.

SECTION 14.  Governing Law    This Certificate shall be governed by and construed in accordance with the laws of the State of California.

SUBSCRIPTION AGREEMENT

January 18th, 2007

AIMS MS 1 CORPORATION

Gerald Garcia, President

10400 Eaton Place

Fairfax, Virginia 22030

Gentlemen:

The undersigned hereby agrees with you as follows:

1. Contribution of Common Stock and Cash. In exchange for 1,000 shares of AIMS MS 1 Corporation’s common stock, AIMS Worldwide, Inc. (Parent) hereby agrees to contribute Eight-hundred Twenty-Five Thousand (825,000) shares of its common stock (hereinafter referred to as the "Common Stock") to AIMS MS 1 Corporation, (hereinafter referred to as the "Corporation"), (ii) One-hundred and Seventy-Five Thousand dollars ($175,000) in cash, and (iii) up to an additional One-hundred and Thirty-five Thousand (135,000) to be used by the Corporation for the purpose of honoring its contingent obligation to issue additional shares under the terms of the Merger Agreement between the Corporation and Bill Main and Associates of even date herewith.

2. Successors and Assigns. The Subscription Agreement shall be binding upon and shall inure to the benefit of the parties hereto and to their respective successors and assigns. This Subscription Agreement shall not be assigned by the undersigned.

3. Governing Law. This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of California.

________________________________

By: Gerald Garcia, President

AIMS Worldwide, Inc.

10400 Eaton Place

Fairfax, Virginia 22030

Tax Identification Number:

The foregoing Agreement is hereby accepted as of the date first above written.

ATTEST:

AIMS MS 1 Corporation

________________________

________________________________

Patrick Summers, Secretary

Gerald Garcia, President